Potlatch
Intra Company Memo                                        Potlatch Corporation

Date:    March 30, 1990

To:      Participants in Stock Option Programs

From:    B. W. Davis

Subject: Amendments to Stock Option and Stock Incentive Plans

     On February 22, 1990, the Board of Directors of
Potlatch Corporation amended the 1976 Stock Option Plan, the 1983 Stock Option Plan and the 1989 Stock Incentive Plan to provide new, liberalized rules for the exercise of vested options following termination of employment. The Board of Directors also authorized the amendment of outstanding nonqualified options to reflect these new provisions. If you wish to have the new rules apply to your outstanding nonqualified option(s), please sign and return the enclosed copy of this memorandum. If you are the holder of more than one nonqualified option granted by Potlatch, this amendment will apply to all of the nonqualified options you held on February 22, l990. A brief description of the changes in the option exercise rules follows:

     Under your option as originally granted, upon termina-tion of employment you had three months to exercise the option to the extent that it was vested at the time of termination of employment, except that in the case of death or disability the exercise period was 12 months. If employment terminated on account of misconduct (as defined in the option agreement) the option could not be exercised after termination. Under the amendment, if your employment terminates because of death, disability or Normal, Early or Late Retirement under the Potlatch Corporation Salaried Employees' Retirement Plan you will have 36 months after termination to exercise your stock option(s) to the extent vested at the time your employment terminated. In all other cases, the exercise period is three months. However, if employment terminates by reason of misconduct, the option ceases to be exercisable at the time of termination. Of course, the extension of the exercise period does not extend the term of the option beyond the term set when the option was originally granted.

     The relevant sections of your option agreement(s) that will be amended if you agree to the amendment are subparagraphs
(a) and (b) of the section dealing with the term of the option.


                                                            Exhibit (10)(m)

(It is section 5, 6 or 7 of the option agreement, depending on which plan your option was granted under and when the option was granted.) If you agree to this amendment by signing and returning this agreement, the relevant section will be amended to read as follows:

     "The term of this Option shall end and (any other provision of the Plan to the contrary notwithstanding) this Option shall not be exercisable after seven (7) years from the date of Grant if this Option is designated as an Incentive Stock Option in Section 4 of the addendum to this Agreement or ten (10) years from the Date of Grant if this Option is designated as a Nonqualified Stock Option in Section 4 of such addendum, or, if earlier, upon the termination of Employee's employment with the Corporation or its Subsidiaries, subject to the following provisions:

     "(a) If the termination of employment is caused by Employee's death, this Option, to the extent that it was exercisable under Paragraph 3 of this Agreement at the date of death and had not previously been exercised or called, may be exer-cised or called, within thirty-six (36) months after Employee's death by Employee's executors or administrators or by any person or persons who shall have acquired this Option directly from Employee by bequest or inheritance.

     "(b) If the termination of Employee's employ-ment is caused by Disability or Early, Normal or Late Retirement under the Potlatch Corporation
  Salaried Employee's Retirement Plan, this Option, to the extent it was exercisable under Paragraph 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised or called within thirty-six (36) months after the date of such termination.

     "(c) If the termination of Employee's employ-ment is for any reason other than death, Disability, or Normal, Early or Late Retirement under the Potlatch
  Corporation Salaried Employees' Retirement Plan, this
  Option, to the extent that it was exercisable under Paragraph 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised within three (3) months after the date of such termination; provided, however, that in such case the right to call a stock appreciation right shall terminate on the date Employee's employment terminates unless Employee requests and the Company permits the

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
   call of the stock appreciation right within three (3) months after the date of such termination.Notwith-standing the foregoing, if the termination of employ-ment is by reason of Employee's misconduct, the option shall cease to be exercisable or callable at the time of such termination. As used herein "misconduct" means that Employee has engaged in unfair competition with the Corporation or a Subsidiary, induced any customer of the Corporation or a Subsidiary to breach any contract with the Corporation or a Subsidiary, made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or a Subsidiary, committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or a Subsidiary, or engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or a Subsidiary. The
   Committee shall determine whether Employee's employ-ment is terminated by reason of misconduct. In making such determination the Committee shall act fairly and shall give Employee an opportunity to be heard and present evidence on Employee's behalf."

     If you have any questions regarding the proposed amend-ment to your nonqualified stock option(s), please call me at
(415) 576-8807.

                                           POTLATCH CORPORATION

                                           By /s/Brian W. Davis
                                              Secretary

I agree to the foregoing
amendments to my nonqualified
stock option agreement(s):

_____________________________
        Employee

_____________________________
          Date

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